Exhibit 35.2

Annual Statement of Compliance

Per the applicable Servicing Agreement for each of the transactions listed on Schedule I hereto, the undersigned, a duly authorized officer of Torchlight Loan Services, LLC (“TLS”), in its capacity as special servicer (the “Special Servicer”) hereby certifies, as follows and as for the period reflected on Schedule I hereto beginning on January 1, 2021 and ending on December 31, 2021 (the “Reporting Period”):

1.	I (or Servicing Officers under my supervision) have reviewed TLS’ activities during the Reporting Period and its performance under the applicable Servicing Agreement; and

2.	To the best of my knowledge, based on such review, TLS has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

Date: February 25, 2022

TORCHLIGHT LOAN SERVICES, LLC

By:   /s/ William A. Clarkson

Name: William A. Clarkson

Title: Authorized Signatory

REG AB - Schedule I
Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)
BACM 2006-1	Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1	Certification excludes the Torre Mayor Whole Loan and the KinderCare Portfolio Whole Loan.
BAMLL 2016-ISQR	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR	Certification is restricted to the period which Torchlight served as Special Servicer, from May 5, 2021 to December 31, 2021.
BANK 2018-BNK10	WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., Commercial Mortgage Pass-Through Certificates Series 2018-BNK10	Certification excludes the Extra Space Self Storage Portfolio, Baybrook Lifestyle and Power Center, Moffett Towers II – Building 2, Warwick Mall Whole Loans.
BANK 2018-BNK13	WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	Certification excludes the 1745 Broadway, Plaza Frontenac, Fair Oaks Mall, 181 Fremont Street, Shoppes at Chino Hills, and CoolSprings Galleria Whole Loans
BBCMS 2018-RRI	BBCMS Trust 2018-RRI Commercial Mortgage Pass-Through Certificates, Series 2018-RRI	None
BBSG 2016-MRP	BBSG 2016-MRP Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-MRP	None
BSCMS 2005-PW10	Bear Stearns Commercial Mortgage Securities II Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-PWR10	None

Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)
CGCMT 2015-GC31	CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-GC31	Certification excludes the Selig Office Portfolio, Dallas Market Center and Crowne Plaza Bloomington Whole Loans.
COMM 2014-CCRE20	COMM 2014-CCRE20 Commercial Mortgage Pass-Through Certificates	Certification excludes the 80 and 90 Maiden Lane Loan Combination, the Beverly Connection Loan Combination, and the Myrtle Beach Marriott Resort & Spa Loan Combination.
COMM 2014-UBS5	COMM 2014-UBS5 Commercial Mortgage Pass-Through Certificates	Certification is restricted to the Harwood Center Whole Loan.
CSAIL 2016-C6	CSAIL 2016-C6 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2016-C6

Certification excludes the GLP Industrial Portfolio A Mortgage Loan, the GLP Industrial Portfolio B Mortgage Loan, the Quaker Bridge Mall Mortgage Loan, and the Starwood Capital Extended Stay Portfolio Mortgage Loan.

CSAIL 2017-CX10	CSAIL 2017-CX10 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2017-CX10	Certification is restricted to Yorkshire & Lexington Towers Whole Loan. Certification is restricted to the period which Torchlight served as Special Servicer, from April 26, 2021 to December 31, 2021.
CSFB 2003-C5	Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2003-C5	None
GSCG 2019-600C	GSCG Trust 2019-600C, Commercial Mortgage Pass-Through Certificates, Series 2019-600C	Certification is restricted to the period which Torchlight served as Special Servicer, from June 28, 2021 to December 31, 2021.

Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)
CSMC 2007-C2	Credit Suisse Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-C2	Certification excludes the 599 Lexington Avenue Whole Loan.
GSMS 2015-590M	GS Mortgage Securities Corporation Trust 2015-590M, Commercial Mortgage Pass-Through Certificates, Series 2015-590M	Certification is restricted to the period which Torchlight served as Special Servicer, from September 1, 2021 to December 31, 2021.
JPMCC 2002-C3	J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2002-C3	None
JPMCC 2004-LN2	J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-LN2	None
JPMCC 2006-LDP6	J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP6 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP6	None
JPMCC 2011-C5	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5	None
JPMCC 2014-C20	J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 Commercial Mortgage Pass-Through Certificates, Series 2014-C20	Certification excludes the Outlets at Orange Whole Loan, the Gumberg Retail Portfolio Whole Loan, the 470 Vanderbilt Avenue Whole Loan, and the Westminster Mall Whole Loan.

Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)
JPMCC 2016-JP3	J.P. Morgan Chase Commercial Mortgage Securities Trust 2016-JP3 Commercial Mortgage Pass-Through Certificates, Series 2016-JP3

Certification excludes the 9 West 57th Street Whole Loan, the 693 Fifth Avenue Whole Loan, the Opry Mills Whole Loan, the Westfield San Francisco Centre Whole Loan, the Crocker Park Phase One & Two Whole Loan, the 100 East Wisconsin Avenue Whole Loan, and the West LA Office - 1950 Sawtelle Boulevard Whole Loan.

MSCI 2011-C1	MORGAN STANLEY CAPITAL I INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2011-C1	None
THPT 2018-THL	Tharaldson Hotel Portfolio Trust 2018- THPT Commercial Mortgage Pass-Through Certificates, Series 2018-THPT	Certification is restricted to the period which Torchlight served as Special Servicer, from March 19, 2021 to December 31, 2021.
WBCMT 2004-C12	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2004-C12	None
WBCMT 2004-C15	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2004-C15	None